Exhibit 99.1

FOR IMMEDIATE RELEASE

Mackinac Financial Corporation Completes the Acquisition of Peninsula Financial Corporation

MANISTIQUE, Mich. December 5, 2014 — The Directors of Mackinac Financial Corporation [Nasdaq: MFNC] (Mackinac), the holding company for mBank, today announced the consummation of the merger of Peninsula Financial Corporation (Peninsula), the holding company for Peninsula Bank, with and into Mackinac with Mackinac as the surviving corporation.  Following the closing of the merger, Peninsula Bank was consolidated into mBank and all branches will open as mBank locations on Monday, December 8, 2014.

The transaction increases mBank’s position as the largest bank (asset size) headquartered in the Upper Peninsula of Michigan with post-transaction assets estimated at approximately $740 million and balance sheet loans of $600 million. With the inclusion of the secondary market service retained sold loans of $300 million, total loans under management are expected to be approximately $900 million. Combined core deposits are expected to total approximately $500 million.

“On behalf of the entire mBank Board of Directors, staff, and management, we feel privileged to extend a sincere welcome to all Peninsula Bank clients, employees, and stockholders.” said Kelly W. George, mBank President and CEO. “With similar customer-centric cultures and complementary business philosophies, it was a natural fit for our two community-focused organizations to come together. With the increased Marquette County footprint, we will be able to offer an even more convenient and comprehensive banking experience and a strong line of products and services for all our clients. The Peninsula Bank customers and staff are valued additions to mBank’s longtime Upper Peninsula presence,” continued George. “We will continue to provide the best-in-class financial services experience that both mBank and Peninsula Bank customers are accustomed to.”

mBank anticipates that the transaction, with the majority of projected cost saves already implemented, will be immediately accretive to earnings. Peninsula’s data processing platform is expected to be converted to the mBank platform in March, 2015.

“We believe our patience and diligence in selecting the right partner is being rewarded with what we view as a very good transaction in the Peninsula acquisition” commented Paul D. Tobias, Chairman of Mackinac and mBank.  “Strategically, the combination of these two institutions meets financial accretion targets, complements a very important Upper Peninsula market for us and is also in line with our company’s long term growth and value creation plan.”

mBank does not currently plan to close any Peninsula Bank branches following the transaction.  Combined with mBank’s current seven Upper Peninsula locations, the acquisition nearly doubles mBank’s Upper Peninsula presence to 13 total branches and increases the number of total branches in Michigan from 11 to 17.

Mackinac was advised by River Branch Capital LLC and the law firm of Honigman Miller Schwartz and Cohn LLP.

Further information about the transaction and new customer resources can be found at www.bankmbank.com or by visiting a local mBank location.

About Mackinac Financial Corporation

Headquartered in Manistique, Michigan, mBank is the principal subsidiary of Mackinac Financial Corporation whose common stock is traded on the NASDAQ stock market as “MFNC.”  With post-transaction assets in excess of $740 million, the community bank empowers individuals and small- to medium-sized businesses with smart financing and depository solutions for peace of mind.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding Mackinac’s outlook or expectations with respect to the acquisition of Peninsula, including expected cost savings, expected transaction-related and integration expenses and the impact of the transaction on Mackinac’s future performance. Words and phrases such as “growth,” “anticipates,” “estimates,” “expects,” “planned,” “approximately,” “strategic,” “meets,” “should,” “will,” and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Mackinac undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors relating to both the transaction and the integration of Peninsula into Mackinac after closing include, without limitation:

•                  The transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events;

•                  The integration of Peninsula’s business and operations into Mackinac, which will include conversion of Peninsula’s operating systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Peninsula’s or Mackinac’s existing businesses;

•                  Mackinac’s ability to achieve anticipated results from the transaction is dependent on the state of the economic and financial markets going forward. Specifically, Mackinac may incur more credit losses from Peninsula’s loan portfolio than expected and deposit attrition may be greater than expected.

Risk factors also include, but are not limited to, the risk factors described under “Risk Factors” (including the risk factors under the heading “Risk Factors - Risks Related to the Pending Merger with Peninsula”) in Mackinac’s Prospectus dated October 22, 2014. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Contacts:

Paul D. Tobias

Chairman & CEO Mackinac Financial Corporation & Chairman mBank

Birmingham, MI

(248) 290 — 5901

ptobias@bankmbank.com

Kelly W. George

President, Mackinac Financial Corporation & President & CEO, mBank

Manistique, MI

(906) 341-7140

kgeorge@bankmbank.com

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